UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2019
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 4, 2019, Mesa Laboratories, Inc.’s (“Mesa Labs”) Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed Jennifer Alltoft (formerly Head of Global Biosimilars at Pfizer, Inc.) to its Board of Directors. Since the beginning of last fiscal year, there have been no related party transactions between Mesa Labs and the newly-appointed director that would be reportable under Item 404(a) of Regulation S-K.

Ms. Alltoft will receive compensation as an outside director of Mesa Labs under the standard director compensation policies and programs as adopted by the Board from time to time.

On March 4, 2019, Michael Brooks determined that he will retire from the Board of Directors of Mesa Labs effective April 4, 2019. His decision to retire is not related to any disagreement with Mesa Labs or with Mesa Labs’ operations, policies or practices, and he will continue to serve as director through the date of his retirement.

As a result of the foregoing changes and the previously-announced departure from the Board of H. Stuart Campbell and nomination of David Perez, the committees of the Board are now as follows:

Audit Committee	Compensation Committee	Nominating & Governance Committee
Evan Guillemin (Chair)	David Kelly (Chair)	John Schmieder (Chair)
John Schmieder	Evan Guillemin	Robert Dwyer
David Perez	David Perez	Jennifer Alltoft

On March 6, 2019, Mesa Labs issued a press release announcing the matters addressed above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated March 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 6, 2019	Mesa Laboratories, Inc. (Registrant) /s/ Gary M. Owens BY: Gary M. Owens, President and Chief Executive Officer